Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 23, 2023

FUEL DOCTOR HOLDINGS, INC.

(Name of Registrant as specified in its charter)

Delaware	333-161052	20-2274999
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 Raul Wallenberg Street

Tel Aviv, Israel

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 28, 2023, Fuel Doctor Holdings, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Agreement”) with the stockholders of Charging Robotics Ltd., an Israeli corporation (“Charging Robotics”). Pursuant to the Agreement, the Company is to acquire 100% of the stock of Charging Robotics (the “Acquisition”), making Charging Robotics a wholly-owned subsidiary of the Company, in exchange for the issuance of a total of 6,145,000 newly issued shares of the Company’s common stock after taking into account the Company’s planned 1-for-150 reverse split of its common stock (the “Reverse Stock Split”).

In addition, the sellers will be entitled to receive a total of up to 6,150,000 (after taking into account the Reverse Stock Split) of additional newly issued shares of the Company’s common stock, in three equal portions, upon Charging Robotics achieving each of the three (3) performance milestones as further described in the Agreement.

The closing of the Acquisition is subject to customary closing conditions which are set forth in the Agreement, a copy of which can be found in Exhibit 10.1 to this Current Report.

Item 5.06	Change in Shell Status

Prior to the closing of the acquisition, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, The Company ceased being a shell company upon the execution of the Acquisition Agreement on March 28, 2023.

Item 9.01	Financial Statements and Exhibits.

Exhibit Description

Exhibit	Description

10.1	Securities Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2023

Fuel Doctor Holdings, Inc.

/s/ Amitai Weiss

By: Amitai Weiss, CEO